UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 to Current Report on Form 8-K is being filed solely to report the related person transaction disclosure required by Item 404(a) of Regulation S-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Board of Directors of The Coca-Cola Company (the “Company”) increased the size of the Board to 15 members and elected Howard G. Buffett as a Director of the Company.  Mr. Buffett was appointed to the Public Issues and Diversity Review Committee, effective January 1, 2011.

Mr. Buffett will participate in the Compensation and Deferred Compensation Plan for Non-Employee Directors of The Coca-Cola Company, dated effective as of January 1, 2009 (the “Compensation Plan”), pursuant to which in 2011 he will be entitled to annual compensation of $175,000, of which, up to $50,000 may be paid in quarterly installments in cash or deferred share units at Mr. Buffett’s discretion and the remaining $125,000 will be paid in deferred share units. The Compensation Plan is described further on pages 35 to 39 of the Company’s proxy statement for its 2010 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 5, 2010.

A copy of the Company’s press release announcing the election of Mr. Buffett to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Related Person Transaction Disclosure

The related person transaction disclosure presented below with respect to the Company is for the period from January 1 to August 27, 2010. Effective October 2, 2010, the Company closed the acquisition of the North American operations of Coca-Cola Enterprises Inc., which was renamed Coca-Cola Refreshments USA, Inc. (“CCR”) in connection with the closing.  As a result, applicable related person transaction disclosure with respect to CCR is presented separately below and is for the period from January 1 to October 1, 2010 with respect to payments by CCR and January 1 to October 29, 2010 with respect to receipts by CCR. These periods are each referred to below as the “2010 Period”, as applicable.

Warren E. Buffett, the Chairman of the Board, Chief Executive Officer and major stockholder of Berkshire Hathaway Inc. (“Berkshire Hathaway”), is the father of Howard G. Buffett.  Business Wire, Inc. (“Business Wire”) is a wholly owned subsidiary of Berkshire Hathaway. In the 2010 Period, the Company paid approximately $0.2 million to Business Wire to disseminate news releases for the Company in the ordinary course of business. This business relationship with the Company was in place prior to Berkshire Hathaway’s acquisition of Business Wire in 2006. In addition, CCR paid less than $40,000 to Business Wire in the 2010 Period for similar services in the ordinary course of business. In the opinion of management, this business relationship with Business Wire is fair and reasonable, and is on terms as favorable to the Company as those that could have been obtained from unrelated third parties.

FlightSafety International, Inc. (“FlightSafety”) is a wholly owned subsidiary of Berkshire Hathaway. In August 2009, the Company agreed to a new five-year agreement with FlightSafety to provide pilot training services to the Company and, effective August 1, 2010, entered into an addendum to the agreement to add certain additional pilot training services. FlightSafety continues to provide flight attendant and mechanic training services to the Company under a five-year agreement entered into in March 2006.  In the 2010 Period, the Company paid FlightSafety approximately $0.3 million for providing pilot, flight attendant and mechanic training services to the Company in the ordinary course of business. In addition, CCR paid less than $10,000 to FlightSafety in the 2010 Period for similar services in the ordinary course of business.  In the opinion of management, the terms of the FlightSafety agreements pursuant to which these services are provided are fair and reasonable, and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of the execution of the agreements.

International Dairy Queen, Inc. (“IDQ”) is a wholly owned subsidiary of Berkshire Hathaway. In the 2010 Period, IDQ and its subsidiaries made payments totaling approximately $2.0 million to the Company directly and through bottlers and other agents to purchase fountain syrup and other products for its corporate stores in the ordinary course of business. Payments from franchised stores are not included. Also in the 2010 Period, IDQ and its subsidiaries received promotional and marketing incentives based on the volume of both corporate and franchised stores, totaling approximately $0.9 million from the Company in the ordinary course of business. This business relationship with the Company was in place for many years prior to Berkshire Hathaway’s acquisition of IDQ. In addition, IDQ and its subsidiaries made payments to CCR totaling approximately $0.8 million in the 2010 Period to purchase products in the ordinary course of business.  In the opinion of management, the business relationship with IDQ is fair and reasonable, and is on terms substantially similar to the Company’s relationships with other customers.

McLane Company, Inc. (“McLane”) is a wholly owned subsidiary of Berkshire Hathaway. In the 2010 Period, McLane made payments totaling approximately $115 million to the Company to purchase fountain syrup and other products in the ordinary course of business. Also in the 2010 Period, McLane received from the Company approximately $6.7 million in agency commissions, marketing payments and other fees relating to the sale of the Company’s products to customers in the ordinary course of business. This business relationship with the Company was in place for many years prior to Berkshire Hathaway’s acquisition of McLane in 2003. In addition, McLane made payments of approximately $2.5 million to CCR in the 2010 Period to purchase products in the ordinary course of business.  In the opinion of management, this business relationship with McLane is fair and reasonable, and is on terms substantially similar to the Company’s relationships with other customers.

XTRA Lease LLC (“XTRA”) is a wholly owned subsidiary of Berkshire Hathaway.  In the 2010 Period, CCR paid XTRA approximately $1.6 million for equipment leases of trailers used to store and transport finished product pursuant to a national account agreement between XTRA and CCR entered into in September 2009.  In the opinion of management, the terms of the XTRA agreement are fair and reasonable, and as favorable to CCR as those that could have been obtained from unrelated third parties at the time of the execution of the agreement.

Berkshire Hathaway holds a significant equity interest in American Express Company (“American Express”). In the 2010 period, the Company paid fees of approximately $0.2 million for credit card memberships, business travel and other services in the ordinary course of business to American Express or its subsidiaries. For the 2010 Period, the Company estimates that it will receive from American Express approximately $1.1 million in rebates and incentives in the ordinary course of business. In addition, CCR paid less than $10,000 in fees to American Express in the 2010 Period in the ordinary course of business.  In the opinion of management, the relationship with American Express is fair and reasonable.

Berkshire Hathaway holds a significant equity interest in Moody’s Corporation (“Moody’s”). In the 2010 Period, the Company paid fees of approximately $0.1 million to a subsidiary of Moody’s for rating certain of our securities. In addition, CCR paid approximately $0.3 million to a subsidiary of Moody’s in the 2010 Period for credit rating services in the ordinary course of business.  In the opinion of management, the relationship with Moody’s is fair and reasonable and is on terms substantially similar to the Company’s relationships with similar companies.

Berkshire Hathaway holds a significant equity interest in The Washington Post Company (“Washington Post”). In the 2010 Period, the Company paid fees of approximately $1.9 million to Washington Post for print media advertising in the ordinary course of business. In addition, CCR paid less than $10,000 to Washington Post in the 2010 Period for service fees in the ordinary course of business.  In the opinion of management, the relationship with Washington Post is fair and reasonable, and is on terms as favorable to the Company as those that could have been obtained from unrelated third parties.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of The Coca-Cola Company, dated December 9, 2010, regarding Howard G. Buffett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: December 15, 2010	By: /s/ Geoffrey J. Kelly Geoffrey J. Kelly Senior Vice President and General Counsel